Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, as ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Siguler Guff Small Business Credit Opportunities Fund, Inc. (the “Registrant”) on Form 10-K for the year ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jun Isoda, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: March 29, 2018

/s/ Jun Isoda
Name:	Jun Isoda
Title:	Chief Financial Officer